Exhibit 99.1

IFMI APPOINTS LESTER BRAFMAN PRESIDENT

Philadelphia and New York, June 3, 2013 – Institutional Financial Markets, Inc. (NYSE MKT: IFMI) (“IFMI”), a financial services firm specializing in credit-related fixed income investments, today announced that it has appointed Lester Brafman as President, effective immediately.

During an 11-year tenure at Goldman Sachs, Mr. Brafman served as Chief Operating Officer of Credit and Mortgage Trading, and as Head of High Yield and Distressed Trading. Mr. Brafman most recently served as a Managing Director of Leveraged Finance Sales at Goldman Sachs, covering accounts for leveraged loans, bonds, and CDs.

Daniel G. Cohen, Chairman and Chief Executive Officer of IFMI said, “Lester is a great addition to IFMI’s management team, and we look forward to benefiting from his significant financial industry and capital markets expertise as we continue to execute on our growth strategies and take advantage of improving market conditions to increase shareholder value.”

Mr. Brafman said, “IFMI has a unique and valuable platform and I look forward to working with the team of talented professionals to build on the Company’s many strengths, enhance operations, and drive value for all IFMI stakeholders.”

About Lester Brafman

Prior to joining Goldman Sachs in 2001, Mr. Brafman, 50, spent over six years at Credit Suisse First Boston, holding numerous roles of increasing responsibility, most recently as Head of High Yield Trading, and previously Head of Emerging Market and Sovereign Trading. He also spent several years at Wasserstein Perella & Co. and Lehman Brothers, respectively. Mr. Brafman received a B.A. at Columbia University and an M.B.A. from the Amos Tuck School of Business Administration, Dartmouth College.

About IFMI

IFMI is a financial services company specializing in credit-related fixed income investments. IFMI was founded in 1999 as an investment firm focused on small-cap banking institutions, but has grown to provide an expanding range of asset management, capital markets, and investment banking solutions to institutional investors and corporations. IFMI’s primary operating segments are Capital Markets and Asset Management. The Capital Markets segment consists of credit-related fixed income sales, trading, and financing as well as new issue placements in corporate and securitized products and advisory services, operating primarily through IFMI’s subsidiaries, C&Co/PrinceRidge Holdings LP and JVB Financial Holdings, LLC in the United States, and Cohen & Company Financial Limited in Europe. The Asset Management segment manages assets through collateralized debt obligations, permanent capital vehicles, and managed accounts. As of March 31, 2013, IFMI managed approximately $6.2 billion in credit-related fixed income assets in a variety of asset classes including U.S. trust preferred securities, European hybrid capital securities, Asian commercial real estate debt, and mortgage- and asset-backed securities. For more information, please visit www.IFMI.com.

Forward-looking Statements

This communication contains certain statements, estimates and forecasts with respect to future performance and events. These statements, estimates and forecasts are “forward-looking statements.” In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seek” or “continue” or the negatives thereof or variations thereon or similar terminology. All statements other than statements of historical fact included in this communication are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied in the forward-looking statements including, but not limited to, those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in our filings with the SEC, which are available at the SEC’s website at www.sec.gov and our website at www.IFMI.com/sec-filings. Such factors include the following: (a) a decline in general economic conditions or the global financial markets, (b) losses caused by financial or other problems experienced by third parties, (c) losses due to unidentified or unanticipated risks, (d) a lack of liquidity, i.e., ready access to funds for use in our businesses, (e) the ability to attract and retain personnel, (f) litigation and regulatory issues, (g) competitive pressure, (h) an inability to generate incremental income from acquired businesses, and (i) unanticipated market closures due to inclement weather or other disasters. As a result, there can be no assurance that the forward-looking statements included in this communication will prove to be accurate or correct. In light of these risks, uncertainties and assumptions, the future performance or events described in the forward-looking statements in this communication might not occur. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and we do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investors:	Media:
Institutional Financial Markets, Inc.	Joele Frank, Wilkinson Brimmer Katcher
Joseph W. Pooler, Jr., 215-701-8952	James Golden, 212-355-4449
Executive Vice President and	jgolden@joelefrank.com
Chief Financial Officer investorrelations@ifmi.com

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